Exhibit 10.2
TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”) is made and entered into as of November 1, 2021 (the “Effective Date”) and is between Glen W. Herrick (“Executive”), MetaBank, National Association (the “Bank”) and Meta Financial Group, Inc. (“Meta Financial”) (collectively, the “Parties”).

WITNESSETH:

WHEREAS, Executive is currently employed by the Bank and Meta Financial pursuant to an Employment Agreement, which was effective October 1, 2020, and was signed by the Parties on or about November 30, 2020 (the “Employment Agreement”); and

WHEREAS, the Parties have mutually agreed to terminate all provisions of the Employment Agreement, with no provision surviving, effective November 1, 2021 at 5:00 p.m. (“Effective Time”); and

WHEREAS, in consideration thereof, Executive shall be, as of the Effective Time, covered by Meta Financial’s Executive Severance Pay Policy (the “Policy”), dated November 1, 2021; and

WHEREAS, Executive shall continue his employment with the Bank and Meta Financial and, commencing at the Effective Time, Executive shall become an at-will employee of the Bank and Meta Financial, as further described herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the parties, intending to be legally bound hereby, mutually agree as follows:

1.Termination of Employment Agreement. At the Effective Time, the Employment Agreement shall terminate, the Parties shall have no rights thereunder, and the Employment Agreement shall be of no further force and effect. For the avoidance of doubt, the Parties agree that each and every provision of the Employment Agreement shall terminate as of the Effective Time and that no Party shall have any further obligation or liability under the Employment Agreement, including with respect to all provisions that purport to survive termination of the Employment Agreement, such as Sections 7, 8, 9, 10, 11 and 12. Furthermore, Executive agrees that, at the Effective Time, he shall have no rights under Section 4 of the Employment Agreement and he waives and surrenders any and all rights to any termination payments referenced in Sections 4(f) and 4(g) of the Employment Agreement.

2.Continued Employment At-Will. As of the Effective Time, Executive shall continue to be employed by the Bank and Meta Financial on an at-will basis in the position of Chief Financial Officer and Executive Vice President of both entities, who shall be collectively referred to as the “Company.”

3.Severance Policy. As of the Effective Time, Executive shall be covered by the Policy, subject to all provisions thereof.

4.No Executive Rights Under Employment Agreement. Executive agrees that, as of the Effective Time, any entitlement, right or claim arising under the Employment Agreement shall be extinguished and cancelled, and Executive shall not be eligible to receive from the Company (or its predecessors or successors) any amount, benefit or payment in consideration of or related to the Employment Agreement or the termination thereof, including without limitation any severance payment or benefit, and Executive fully, unconditionally and irrevocably releases the Company, its affiliates, subsidiaries and officers, directors and employees from any and all complaints, claims, liabilities and obligations under the Employment Agreement. Executive hereby also acknowledges and agrees that his eligibility to participate in the Plan following the Effective Time, subject to the terms and conditions therein, provides sufficient consideration for Executive’s agreements under this Agreement, including without limitation the release of claims set forth in this Section 4.

Exhibit 10.2

5.Entire Agreement. This Agreement contains the entire agreement between the Parties relating to the subject matter hereof and supersedes any and all such prior agreements, written or oral. No inducements, promises or agreements, oral or otherwise, have been made by any party which are not embodied herein. This Agreement shall not be modified except in writing signed by both parties.

6.Governing Law. This Agreement shall be governed, construed, performed and enforced in accordance with its express terms, and otherwise in accordance with the laws of the State of South Dakota, without reference to principles of conflict of laws. For the purposes of any suit, action, or other proceeding arising out of this Agreement or with respect to Executive’s employment that is not otherwise subject to arbitration, the parties: (i) agree to submit to the exclusive jurisdiction of the federal or state courts located in Sioux Falls, South Dakota, (ii) waive any objection to personal jurisdiction or venue in such jurisdiction, and agree not to plead or claim forum nonconveniens; and (iii) waive their respective rights to a jury trial of any claims and causes of action, and agree to have any matter heard and decided solely by the court.

7.Binding Agreement; Successors. This Agreement shall be binding upon and inure to the benefit of Executive and Executive’s heirs, executors, administrators and legal representatives. This Agreement shall be binding upon and inure to the benefit of the Company’s successors. This Agreement is not assignable by Executive, but may be assigned by the Company without Executive’s prior consent

8.Severability. The invalidity or unenforceability of any term, phrase, clause, paragraph, section, restriction, covenant or other provision of this Agreement shall not affect the validity or enforceability of any other provision or any part of this Agreement but this Agreement shall be construed as if such invalid or unenforceable term, phrase, clause, paragraph, section, restriction, covenant or other provision had never been contained in this Agreement.

9.Counterparts. This Agreement may be executed in one or more counterparts, and by electronic, .PDF or facsimile signature, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Exhibit 10.2
IN WITNESS WHEREOF, MetaBank, Meta Financial Group, Inc., and Executive have executed this Agreement as of the date first written above.

METABANK, NATIONAL ASSOCIATION

By: /s/ Kia S. Tang
Name: Kia S. Tang
Its: EVP, Chief People and Inclusion Officer

META FINANCIAL GROUP, INC.

By: /s/ Brett L. Pharr
Name: Brett L. Pharr
Its: Chief Executive Officer

EXECUTIVE/GLEN W. HERRICK

/s/ Glen W. Herrick

[Signature Page to Termination Agreement]